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                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                        INSURANCE AND INDEMNITY AGREEMENT

                          AMBAC ASSURANCE CORPORATION,

                                   as Insurer,

                         IKON RECEIVABLES FUNDING, LLC,

                                   as Issuer,

                            IKON RECEIVABLES-2, LLC,

                                   as Seller,

                                IOS CAPITAL, LLC,

                         as Originator and as Servicer,

                                       and

                           BNY MIDWEST TRUST COMPANY,

                                   as Trustee

         IKON RECEIVABLES FUNDING, LLC LEASE-BACKED NOTES, SERIES 2003-1

                           Dated as of April 23, 2003

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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I       DEFINITIONS..................................................  1
    Section 1.01.   Defined Terms............................................  1
    Section 1.02.   Other Definitional Provisions............................  4
ARTICLE II      REPRESENTATIONS, WARRANTIES AND COVENANTS....................  4
    Section 2.01.   Representations and Warranties of IOS Capital............  4
    Section 2.02.   Affirmative Covenants of IOS Capital.....................  5
    Section 2.03.   Negative Covenants of IOS Capital........................  8
    Section 2.04.   Representations and Warranties of the Insurer............  9
    Section 2.05.   Representations and Warranties of the Seller............. 10
    Section 2.06.   Affirmative Covenants of the Seller...................... 12
    Section 2.07.   Representations and Warranties of the Issuer............. 12
    Section 2.08.   Affirmative Covenants of the Issuer...................... 14
    Section 2.09.   Negative Covenants of the Issuer......................... 16
ARTICLE III     THE POLICIES; REIMBURSEMENT.................................. 17
    Section 3.01.   Issuance of the Policies................................. 17
    Section 3.02.   Payment of Fees and Premium.............................. 18
    Section 3.03.   Reimbursement Obligation................................. 19
    Section 3.04.   Indemnification.......................................... 20
    Section 3.05.   Payment Procedure........................................ 22
    Section 3.06.   Subrogation.............................................. 23
ARTICLE IV      FURTHER AGREEMENTS........................................... 23
    Section 4.01.   Effective Date; Term of the Insurance Agreement.......... 23
    Section 4.02.   Further Assurances and Corrective Instruments............ 23
    Section 4.03.   Obligations Absolute..................................... 24
    Section 4.04.   Assignments; Reinsurance; Third-Party Rights............. 25
    Section 4.05.   Liability of the Insurer................................. 26
    Section 4.06.   Annual Servicing Audit and Certification................. 26
ARTICLE V       DEFAULTS AND REMEDIES........................................ 26
    Section 5.01.   Defaults................................................. 26
    Section 5.02.   Remedies; No Remedy Exclusive............................ 27
    Section 5.03.   Waivers.................................................. 28
ARTICLE VI      MISCELLANEOUS................................................ 28

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

    Section 6.01.   Amendments, Etc.......................................... 28
    Section 6.02.   Notices.................................................. 28
    Section 6.03.   Severability............................................. 30
    Section 6.04.   Governing Law............................................ 30
    Section 6.05.   Consent to Jurisdiction.................................. 30
    Section 6.06.   Consent of the Insurer................................... 31
    Section 6.07.   Counterparts............................................. 31
    Section 6.08.   Headings................................................. 31
    Section 6.09.   Trial by Jury Waived..................................... 31
    Section 6.10.   Limited Liability........................................ 31
    Section 6.11.   Entire Agreement......................................... 31
    Section 6.12.   Trustee.................................................. 32
    Section 6.13.   Third-Party Beneficiary.................................. 32
    Section 6.14.   No Proceedings........................................... 32
    Section 6.15.   Limited Recourse......................................... 32

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        INSURANCE AND INDEMNITY AGREEMENT (as it may be amended, modified or supplemented from time to time, this "Insurance Agreement"), dated as of April 23, 2003, by and among IOS Capital, LLC, as Originator and as Servicer, Ambac Assurance Corporation, as Insurer, IKON Receivables Funding, LLC, as Issuer, IKON Receivables-2, LLC, as Seller, and BNY Midwest Trust Company, as Trustee.

                             PRELIMINARY STATEMENTS

        A. The Indenture, dated as of April 1, 2003, relating to the IKON Receivables Funding, LLC Lease-Backed Notes, Series 2003-1, by and among the Issuer, the Servicer and the Trustee (as it may be amended, modified or supplemented from time to time as set forth therein) provides for, among other things, the issuance of the Notes.

        B. The Insurer has issued the Note Policy, pursuant to which it has agreed to pay to the Trustee for the benefit of the Holders certain payments in respect of the Notes, and the Swap Policy, pursuant to which it has agreed to pay to the Counterparty certain payments in respect of the Swap Documents.

        C.      The Insurer shall be paid a Premium as set forth herein.

        D. IOS Capital, the Issuer, the Seller and the Trustee have undertaken certain obligations in consideration for the Insurer's issuance of the Policies.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01. Defined Terms. Unless the context clearly requires otherwise, all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture or, if not defined therein, in the Policies described below. All references herein to any agreement that constitutes a Company Document shall refer to such agreement as of the date hereof without giving effect to any amendment, supplement or other modification thereto made without the Insurer's consent. For purposes of this Insurance Agreement, the following terms shall have the following meanings:

        "Closing Date" means April 23, 2003.

        "Commission" means the Securities and Exchange Commission.

        "Company Documents" means the Indenture, this Insurance Agreement, the Notes, the Swap Documents and the Assignment and Servicing Agreement.

        "Counterparty" means Lehman Brothers Special Financing Inc., a Delaware corporation, or its permitted successors or assigns under the Swap Documents.

        "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Servicing Termination.

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        "Documents" means the Company Documents and any other information relating to the Asset Pool, IOS Capital, the Seller or the Issuer furnished to the Insurer by IOS Capital, the Seller or the Issuer.

        "Event of Servicing Termination" means any Event of Servicing Termination specified in Section 5.01 of this Insurance Agreement.

        "Holder" has the meaning given such term in the Note Policy.

        "Indemnification Agreement" means the Indemnification Agreement dated as of April 23, 2003 among the Insurer and the Underwriters.

        "Insurance Agreement" has the meaning given such term in the initial paragraph hereof.

        "Insurer" means Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation, or any successor thereto, as issuer of the Policies.

        "Insurer Information" has the meaning given such term in Section 3.04(a)(v).

        "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

        "IOS Capital" means IOS Capital, LLC, any successors thereto, as the Originator and the Servicer.

        "Issuer" means IKON Receivables Funding, LLC, a Delaware limited liability company, or any successor thereto as provided for in the Indenture.

        "Late Payment Rate" means the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

        "Material Adverse Change" means, in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person on a consolidated basis with its subsidiaries or
(ii) the ability of such Person to perform its obligations under any of the Company Documents.

        "Moody's" means Moody's Investors Service, Inc., and any successor thereto.

        "Notes" has the meaning given such term in the Indenture.

        "Offering Document" means the Prospectus dated March 11, 2002, the Preliminary Prospectus Supplement filed with the Commission on April 14, 2003, and the Prospectus Supplement dated April 16, 2003, each in respect of the Notes, and any amendment or supplement thereto, and any other offering document in respect of the Notes prepared by IOS Capital that makes reference to the Policies.

        "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, limited liability company, business or owner trust, partnership or other organization or entity (whether governmental or private).

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        "Policy" means each of the following: (a) the certificate guaranty insurance policy, No. AB0661BE, together with all endorsements thereto, issued by the Insurer to the Trustee, for the benefit of the Holders of the Notes (the "Note Policy") and (b) the financial guaranty insurance policy, No. SF0610BE, issued by the Insurer to the Counterparty (the "Swap Policy"). "Policies" means both of the Note Policy and the Swap Policy.

        "Premium" means the premium payable in accordance with the Policies, and being, with respect to any Payment Date, the amount calculated by multiplying the Premium Percentage by the Outstanding Principal Amount of the Notes on such Payment Date prior to the distribution of any principal with respect to the Notes on such Payment Date. All calculations of the Premium shall be based upon twelve 30-day months and a 360-day year.

        "Premium Percentage" shall mean 0.28% per annum.

        "Registration Statement" means the registration statement on Form S-3 (No. 333-71362), including the prospectus, relating to the offering from time to time of up to $2,500,000,000 aggregate principal amount of the Issuer's lease-backed notes, including the Notes, at the time it became effective.

        "Responsible Officer" means any officer, including any managing director, first vice president, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Insurer customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Insurance Agreement, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

        "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

        "Transaction" means the transactions contemplated by the Company Documents, including the transactions described in the Offering Document.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

        "Trustee" means BNY Midwest Trust Company, as trustee under the Indenture, and any successor thereto under the Indenture.

        "Underwriters" means Lehman Brothers Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and PNC Capital Markets, Inc.

        "Underwriting Agreement" means the Underwriting Agreement dated April 16, 2003 among the Underwriters, the Issuer and IOS Capital with respect to the offer and sale of the Notes, as amended, modified or supplemented from time to time.

        "Underwriters' Information" has the meaning given such term in the Indemnification Agreement.

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        Section 1.02.   Other Definitional Provisions. The words "hereof,"
"herein" and "hereunder" and words of similar import when used in this Insurance Agreement shall refer to this Insurance Agreement as a whole and not to any particular provision of this Insurance Agreement, and Section, subsection, Schedule and Exhibit references are to this Insurance Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation."

                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

        Section 2.01. Representations and Warranties of IOS Capital. IOS Capital hereby makes to and for the benefit of the Insurer each of the representations and warranties made by IOS Capital, whether in its capacity as Originator, Servicer or otherwise, in each of the Company Documents to which it is a party, including, but not limited to, Section 2 of the Assignment and Servicing Agreement, as of each date on which such representations and warranties are made thereunder. Such representations and warranties are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 6.01. In addition, IOS Capital represents and warrants as of the Closing Date and as of each date of addition or substitution of a Lease under the Company Documents as follows:

        (a) Due Authorization. The execution, delivery and performance by IOS Capital of the Company Documents to which it is a party, have been duly authorized by all necessary corporate action and do not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any governmental entity or any of the stockholders of IOS Capital, which have not previously been obtained or given.

        (b) Noncontravention. The execution and delivery by IOS Capital of the Company Documents to which it is a party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Company Documents do not and will not:

            (i) conflict with or result in any breach or violation of any provision of the charter, bylaws, or operating agreement of IOS Capital or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to IOS Capital or any of its respective material properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over IOS Capital;

            (ii) constitute a default by IOS Capital under, result in the acceleration of any obligation under, or breach any provision of any loan agreement, mortgage, indenture or other material agreement or instrument to which IOS Capital is a party or by which any of its properties are or may be bound or affected; or

            (iii) result in or require the creation of any lien upon or in respect of any assets of IOS Capital, except as expressly contemplated by the Company Documents.

        (c) Valid and Binding Obligations. When executed and delivered by IOS Capital, the Company Documents to which IOS Capital is a party will constitute the legal, valid and binding obligations of IOS Capital enforceable in accordance with their respective terms, except as such enforceability may be limited by insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification

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for violations of federal securities laws. The Notes, when executed, authenticated and delivered in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture. IOS Capital will not at any time in the future deny that the Company Documents constitute the legal, valid and binding obligations of IOS Capital.

        (d) Compliance With Securities Laws. The offer and sale of the Notes comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. The Indenture is required to be qualified and has been qualified under the Trust Indenture Act and the Issuer is not required to be registered as an "investment company" under the Investment Company Act. IOS Capital will satisfy any of the information reporting requirements of the Securities Exchange Act arising out of the Transaction to which it, the Issuer or the Seller is subject.

        (e) Accuracy of Information. None of the Documents, as amended, supplemented or superseded, furnished to the Insurer by IOS Capital contains any statement of a material fact which was untrue or misleading in any material respect when made or omit to state a material fact necessary to make such information or statements not misleading in any material respect.

        Section 2.02. Affirmative Covenants of IOS Capital. IOS Capital hereby makes, to and for the benefit of the Insurer, all of the covenants made by IOS Capital, whether in its capacity as Originator or Servicer in the Company Documents to which it is a party, including, but not limited to, Sections 4, 5, 6, 7 and 8 of the Assignment and Servicing Agreement (but with respect to such covenants made by IOS Capital as Servicer, only for so long as IOS Capital is the Servicer). Such covenants are hereby incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 6.01. In addition, IOS Capital hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

        (a) Compliance With Agreements and Applicable Laws. IOS Capital shall comply with the terms and conditions of and perform its obligations under the Company Documents to which it is a party in all cases in which failure to so comply or perform would result in a default thereunder and shall comply with all material requirements of any law, rule or regulation applicable to it.

        (b) Access to Records; Discussions with Officers and Accountants. Upon reasonable prior written notice of the Insurer, at any time and in any event at least annually in each case unless otherwise indicated below, it shall permit the Insurer or its authorized agents:

            (i) to inspect the books and records of IOS Capital as they may relate to the Notes, the obligations of IOS Capital under the Company Documents and the Transaction;

            (ii) to discuss the affairs, finances and accounts of IOS Capital with the Chief Operating Officer and the Chief Financial Officer of IOS Capital; and

            (iii) with IOS Capital's consent, which consent shall not be unreasonably withheld or delayed (and which consent shall not be required after the occurrence of a Default or an event which, with or without notice or lapse of time or both would constitute an Event of Default), to discuss the affairs, finances and accounts of IOS Capital with IOS Capital's independent accountants, provided that an officer of IOS Capital shall have the right to be present during such discussions.

        Such inspections and discussions shall be conducted during normal business hours at IOS Capital's reasonable cost and expense prior to a Default or Event of Default, and at its cost and expense from and after the occurrence of a Default or Event of Default and shall not unreasonably disrupt the

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business of IOS Capital. Absent a Default, or an event which, with or without notice or lapse of time or both would constitute an Event of Default, it is the Insurer's intent to conduct such inspections or discussions not more often than annually. If, however, a Default or an event which, with or without notice or lapse of time or both would constitute an Event of Default, has occurred or if the Insurer, in its sole discretion, determines that there has occurred or is reasonably likely to occur a deterioration in the assets or financial condition of IOS Capital or the Issuer, or it determines that it is appropriate to verify information being provided by the Servicer pursuant to the Company Documents, it may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate and IOS Capital shall make its premises and books and records available on two (2) Business Day's notice for such purposes. Without limiting the foregoing, upon the occurrence of a Default or an event which, with or without notice or lapse of time or both would constitute an Event of Default, IOS Capital shall make its principal officers available to discuss the Transaction with representatives of the Insurer within two (2) days of receipt by IOS Capital of such a request from the Insurer.

        (c) Retirement of Notes. IOS Capital shall instruct the Trustee in writing, upon a retirement or other payment of all of the Notes, to surrender the Note Policy to the Insurer for cancellation and shall instruct the Counterparty, upon the termination or cancellation of the Swap Documents, to surrender the Swap Policy to the Insurer.

        (d) Disclosure Document. Each Offering Document delivered with respect to the Notes shall clearly disclose that the Policies are not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

        (e) Third-Party Beneficiary. IOS Capital agrees that the Insurer shall have all rights of a third-party beneficiary in respect of the Indenture and the Assignment and Servicing Agreement.

        (f) Closing Documents. IOS Capital shall provide or cause to be provided to the Insurer, within 30 Business Days after the date of closing, an executed original copy of each document executed in connection with the Transaction.

        (g) Notice of Material Events. IOS Capital shall be obligated promptly to inform the Insurer in writing (with a copy for informational purposes only to the Trustee (the failure to provide such copy to the Trustee shall not be a Default hereunder)) of the occurrence of any of the following:

            (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against IOS Capital that (A) could reasonably be required to be disclosed to the Commission or (B) would likely result in a Material Adverse Change with respect to IOS Capital, or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding which would likely result in a Material Adverse Change with respect to IOS Capital;

            (ii) any change in (A) the location of the principal office of IOS Capital, (B) the jurisdiction of IOS Capital's organization, or
            (C) the form of IOS Capital's organization;

            (iii) the occurrence of any Default, or an event which, with or without notice or lapse of time or both would constitute an Event of Default), or any Material Adverse Change in respect of IOS Capital;

            (iv) the commencement of any proceedings by or against IOS Capital under any applicable reorganization, liquidation, rehabilitation, insolvency or other similar law now

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            or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for IOS Capital or any of its assets; or

            (v) the receipt of notice that (A) any license, permit, charter, registration or approval used in the conduct of IOS Capital's business is to be, or may be, suspended or revoked or (B) IOS Capital is to cease and desist any practice, procedure or policy employed in the conduct of its business, and such suspension, cessation or revocation is reasonably likely to result in a Material Adverse Change with respect to IOS Capital.

        (h) Field Examination by Independent Public Accountants. Upon reasonable prior written notice of the Insurer at any time and in any event at least annually, in each case except at otherwise noted below, it shall permit independent public accountants or other financial consultants designated by the Insurer to conduct a field examination(s) from time to time with such procedures as the Insurer shall determine in its discretion, and in connection therewith shall permit such independent public accountants or other financial consultants without limitation:

            (i) to inspect its books and records and those of the Issuer and the Seller as they may relate to the Transaction, the Asset Pool, the Notes or its obligations under the Company Documents;

            (ii) to discuss its affairs, finances and accounts and those of the Issuer and the Seller with its principal executive officer and its principal financial officer; and

            (iii) to discuss its affairs, finances and accounts with its independent accountants, provided that one of its officers shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours at IOS Capital's reasonable cost and expense prior to a Default or Event of Default, and at its cost and expense from and after the occurrence of a Default or Event of Default and shall not unreasonably disrupt the business of IOS Capital. Absent a Default or an event which, with or without notice or lapse of time or both would constitute an Event of Default), it is the Insurer's intent to conduct such inspections or discussions not more often than annually. If, however, a Default or an event which, with or without notice or lapse of time or both would constitute an Event of Default, has occurred or if the Insurer, in its sole discretion, determines that there has occurred or is reasonably likely to occur a deterioration in the assets or financial condition of IOS Capital or the Issuer, or it determines that it is appropriate to verify information being provided by the Servicer pursuant to the Company Documents, it may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate and IOS Capital shall make its premises and books and records available on two (2) Business Day's notice for such purposes. Without limiting the foregoing, upon the occurrence of a Default or an event which, with or without notice or lapse of time or both would constitute an Event of Default), IOS Capital shall make its principal officers available to discuss the Transaction with representatives of the Insurer within two (2) days of receipt by IOS Capital of such a request from the Insurer.

        (i) Random Sampling. The Servicer agrees to produce and maintain as part of its books and records in the ordinary course of business a separate binder for each calendar month which shall contain copies of all of its internal reports and bank statements supporting each of the line items contained in the status and servicing reports for such month provided pursuant to Section 6.01(a) and (b) of the Assignment and Servicing Agreement. Upon reasonable prior notice from time to time of the Insurer, but, prior to the occurrence of a Default, or an event which, with or without notice or lapse of time or both would constitute an Event of Default), not more often than four times annually, the Servicer agrees to provide a copy of such binder to a financial consultant designated by the Insurer.

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        (j) Credit and Collections Policy. Within 90 days after the end of each fiscal year of IOS Capital, IOS Capital shall deliver to the Insurer a complete copy of the Credit and Collections Policy then in effect. IOS Capital will provide the Insurer with a copy of any material changes to the Credit and Collections Policy within 10 days of the adoption of such changes.

        (k) Public Debt Ratings. Promptly, but in any event within fifteen (15) days after the date of any upgrade in IOS Capital's public debt ratings and two
(2) Business Days of any downgrade in such ratings, IOS Capital shall deliver to the Insurer a written certification of IOS Capital's public debt ratings after giving effect to such change.

        (l) Operation of the Issuer. IOS Capital agrees that (i) it shall not take any steps or actions that are inconsistent with the obligations of the Seller and the Issuer under Section 3.14 of the Assignment and Servicing Agreement and Section 9.19 of the Indenture, respectively, (ii) at all times during the effectiveness of this Insurance Agreement, it shall be the sole record and beneficial owner of all of the outstanding equity interests of the Seller, free and clear of all liens and other encumbrances, and (iii) the Seller shall be the sole record and beneficial owner of all of the outstanding equity interests of the Issuer, free and clear of all liens and other encumbrances.

        (m) Other Information. IOS Capital shall provide to the Insurer such other information (including non-financial information) in respect of the Leases, the Transaction and the Company Documents and such other financial or operating information in respect of IOS Capital, the Seller, the Issuer or any of their Affiliates, in each case, which the Insurer may from time to time reasonably request.

        Section 2.03. Negative Covenants of IOS Capital. IOS Capital hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

        (a) Impairment of Rights. IOS Capital shall not take any action, or fail to take any action, if such action or failure to take action may result in a Material Adverse Change specified in clause (ii) of the definition of Material Adverse Change with respect to IOS Capital, or may interfere with the enforcement of any rights of the Insurer under or with respect to any of the Company Documents. IOS Capital shall give the Insurer written notice of any such action or failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. IOS Capital shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

        (b) Amendments, Etc. IOS Capital shall not modify or amend, or consent to any modification or amendment of, any of the terms, provisions or conditions of the Company Documents to which it is a party without the prior written consent of the Insurer thereto, but excluding any amendment to the Offering Document required by law.

        (c) Successors. Except as provided in Section 10.02 of the Assignment and Servicing Agreement or Section 8.08 of the Indenture, as applicable, neither the Trustee nor IOS Capital shall terminate or designate, or consent to the termination or designation of, any successor Servicer or Trustee without the prior written approval of the Insurer.

        (d) Limitation on Mergers, Etc. Except as expressly permitted by the Assignment and Servicing Agreement, IOS Capital shall not consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person (each, a "Combination Transaction") or liquidate or dissolve. Without limiting the foregoing, no Combination Transaction shall be consummated unless IOS Capital shall have delivered to the Insurer (a) an Officer's Certificate reasonably satisfactory to it, stating that such consolidation, conversion, merger, or succession and such agreement of assumption comply with

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

this Section and the other Company Documents and that all conditions precedent, if any, provided for in the Company Documents relating to such Combination Transaction have been complied with, and (b) an opinion of counsel, reasonably satisfactory to it, stating that, in the opinion of such counsel, (1) the agreement of assumption of the obligations of IOS Capital under the Company Documents is the valid and binding obligations of the parties thereto and effective to accomplish the assumption of liabilities contemplated therein, (2) either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interests of the Issuer, the Trustee, the Insurer and the Noteholders in the Leases and reciting the details of such filings, or (B) no such action shall be necessary to preserve and protect such interest, and (3) after giving effect to such merger or consolidation, IOS Capital (or its successor) would not be substantively consolidated with the Seller or the Issuer in the event of a bankruptcy of IOS Capital or its successor. IOS Capital shall also deliver to the Trustee for informational purposes only a copy of the Officer's Certificate described above in subparagraph (a) (the failure to provide such Officer's Certificate to the Trustee shall not be a Default hereunder).

        Section 2.04. Representations and Warranties of the Insurer. The Insurer represents and warrants to the Trustee (on behalf of the Noteholders), the Issuer and IOS Capital as follows:

        (a) Organization and Licensing. The Insurer is a duly organized and validly existing Wisconsin stock insurance company duly qualified to conduct an insurance business in the State of Illinois.

        (b) Corporate Power. The Insurer has the corporate power and authority to issue each Policy and execute and deliver this Insurance Agreement and to perform all of its obligations hereunder and thereunder.

        (c) Authorization; Approvals. All proceedings legally required for the issuance of the Policies and the execution, delivery and performance of this Insurance Agreement have been taken and all licenses, orders, consents or other authorizations or approvals of the Insurer's Board of Directors or stockholders or any governmental boards or bodies legally required for the enforceability of the Policies have been obtained; any proceeding not taken and any license, authorization or approvals not obtained are not material to the enforceability of the Policies.

        (d) Enforceability. Each Policy, when issued, and this Insurance Agreement will each constitute a legal, valid and binding obligation of the Insurer, enforceable in accordance with its terms, subject to insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors' rights generally and by general principles of equity and subject to principles of public policy limiting the right to enforce the indemnification provisions contained therein and herein, insofar as such provisions relate to indemnification for liabilities arising under federal securities laws.

        (e) Financial Information. The consolidated financial statements of the Insurer and its subsidiaries as of December 31, 2002 and 2001, and for the three years ended December 31, 2002, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission ("SEC") on March 28, 2003, Commission File Number 1-10777), and the Current Reports on Form 8-K filed with the SEC on January 24, 2003, February 28, 2003, March 4, 2003, March 20, 2003, March 26, 2003 and March 31, 2003, as each related to the Insurer fairly present in all material respects the financial condition of the Insurer as of such dates and for the periods covered by such statements in accordance with accounting principles generally accepted in the United States of America. Any future financial statements of the Insurer incorporated by reference into the Offering Document relating to the Notes will fairly present in all material respects the financial condition of the Insurer as of their dated dates in accordance with accounting principles generally accepted in the United States of America. Since December 31, 2002, there has been no Material Adverse Change with respect to the financial condition of the Insurer that would affect its ability to perform its obligations under the Policies.

        (f) Insurer Information. The Insurer Information is true and correct in all material respects and does not contain any untrue statement of a material fact.

        (g) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would result in a Material Adverse Change or would materially and adversely affect its ability to perform its obligations under the Policies or this Insurance Agreement.

        (h) No Conflict. The execution by the Insurer of this Insurance Agreement will not, and the satisfaction of the terms hereof will not, conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Insurer, or any restriction contained in any contract, agreement or instrument to which the Insurer is a party or by which it is bound or constitute a default under any of the foregoing which would materially and adversely affect its ability to perform its obligations under the Policy or this Insurance Agreement.

        (i) Confidential Information. The Insurer agrees that it and its shareholders, directors, agents, accountants and attorneys shall not use or disclose any information provided to the Insurer pursuant to or in connection with this Insurance Agreement or the issuance of the Policies or otherwise related to the Transactions, including any matter of which it becomes aware during the inspections conducted or discussions had pursuant to Section 2.02(b), unless such information is readily available from public sources or except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Company Documents; provided, however, that the foregoing shall not limit the right of the Insurer to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants. If the Insurer is requested or required (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand or similar process) to disclose any information provided to the Insurer pursuant to or in connection with this Insurance Agreement or the issuance of the Policies or otherwise related to the Transactions which it is otherwise required to keep confidential, including any information of which it becomes aware through such inspections or discussions, the Insurer will promptly notify IOS Capital of such request(s) so that IOS Capital may seek an appropriate protective order and/or waive the Insurer's compliance with the provisions of this Insurance Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, the Insurer is, nonetheless, in the opinion of its counsel (which shall be delivered to IOS Capital), compelled to disclose such information to any tribunal or else stand liable for contempt or suffer other censure of significant penalty, the Insurer may disclose such information to such tribunal that the Insurer is compelled to disclose, provided that the Insurer shall promptly notify IOS Capital that the Insurer has been compelled to so disclose and that the Insurer shall use best efforts to provide to IOS Capital prior to disclosure a copy of all information to be so disclosed.

        (j) Rating. No Responsible Officer of the Insurer has actual knowledge of any facts that if disclosed to S&P would be reasonably expected to result in a downgrade of the rating of the financial strength of the Insurer by such rating agency.

        (k) 1933 Act Registration. Each Policy is exempt from registration under the Act.

        Section 2.05. Representations and Warranties of the Seller. The Seller hereby makes to and for the benefit of the Insurer each of the representations and warranties made by the Seller in the

Company Documents to which it is a party, including, but not limited to, Section 3 of the Assignment and Servicing Agreement, as of each date on which such representations and warranties are made thereunder. Such representations, warranties and covenants are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 6.01. In addition, the Seller represents and warrants as of the Closing Date and as of each date of addition and substitution of a Lease under the Company Documents as follows:

        (a) Due Organization and Qualification. The Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware and the United States of America. The Seller is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Company Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Company Document unenforceable in any respect or would have a material adverse effect upon the Transaction.

        (b) Power and Authority. The Seller has all necessary limited liability company power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute, deliver and perform its obligations under the Company Documents and to consummate the Transaction.

        (c) Due Authorization. The execution, delivery and performance of the Company Documents by the Seller has been duly authorized by all necessary limited liability company action and does not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any governmental entity or any beneficial owner of the Seller, which have not previously been obtained or given by the Seller.

        (d) Noncontravention. The execution and delivery by the Seller of the Company Documents to which it is a party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Company Documents do not and will not:

            (i) conflict with or result in any breach or violation of any provision of the Limited Liability Company Agreement of the Seller or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Seller or any of its respective material properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over the Seller;

            (ii) constitute a default by the Seller under, result in the acceleration of any obligation under, or breach any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Seller either is a party or by which any of its properties are or may be bound or affected; or

            (iii) result in or require the creation of any lien upon or in respect of any assets of the Seller, except as otherwise expressly contemplated by the Company Documents.

        (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Seller, any properties or rights of the Seller or any of the Asset Pool pending or threatened, which, in any case, if decided adversely to the Seller could result in a Material Adverse Change with respect to the Seller.

        (f) Valid and Binding Obligations. The Company Documents, when executed and delivered by the Seller, will constitute the legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws.

        (g) Compliance with Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Seller in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Seller that, if enforced, could result in a Material Adverse Change with respect to the Seller.

        (h) Accuracy of Information. None of the Documents, as amended, supplemented or superseded, furnished to the Insurer by the Seller contains any statement of a material fact which was untrue or misleading in any material respect when made or omit to state a material fact necessary to make such information or statements not misleading in any material respect. Since the furnishing of the Documents, there has been no change nor any development or event involving a prospective change known to the Seller that would render any of the Documents untrue or misleading in any material respect.

        (i) Solvency; Fraudulent Conveyance. The Seller is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Seller will not be left with an unreasonably small amount of capital with which to engage in its business, and the Seller does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay as they mature. The Seller does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Seller or any of its assets.

        (j) Principal Place of Business. The principal place of business of the Seller is 1738 Bass Road, Macon, Georgia 31210.

        Section 2.06. Affirmative Covenants of the Seller. The Seller hereby makes, to and for the benefit of the Insurer, all of the covenants of the Seller set forth in the Company Documents to which it is a party, including, but not limited to, Section 9 of the Assignment and Servicing Agreement. Such covenants are incorporated herein by this reference, and may not be amended except by an amendment complying with the terms of Section 6.01. In addition, the Seller hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

        (a) Third-Party Beneficiary. The Seller agrees that the Insurer shall have all rights of a third-party beneficiary in respect of the Indenture.

        (b) Other Information. The Seller shall provide to the Insurer such other information (including non-financial information) in respect of the Loans, the Transaction and the Basic Documents and such other financial or operating information in respect of the Seller, in each case, which the Insurer may from time to time reasonably request.

        Section 2.07. Representations and Warranties of the Issuer. The Issuer hereby makes, to and for the benefit of the Insurer, each of the representations and warranties made by the Issuer in the Company Documents to which it is a party, as of each date on which such representations and warranties are made thereunder. Such representations and warranties are incorporated herein by this reference as if fully set forth herein, and may not be amended except by an amendment complying with the terms of Section 6.01. In addition, the Issuer represents and warrants as of the Closing Date and as of each date of addition or substitution of a Lease under the Company Documents as follows:

        (a) Due Organization and Qualification. The Issuer is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware and the United States of America. The Issuer is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its obligations under the Company Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Company Document unenforceable in any respect or would have a material adverse effect upon the Transaction.

        (b) Power and Authority. The Issuer has all necessary limited liability company power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute, deliver and perform its obligations under the Company Documents and to consummate the Transaction.

        (c) Due Authorization. The execution, delivery and performance of the Company Documents by the Issuer has been duly authorized by all necessary limited liability company action and does not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including any governmental entity or any beneficial owner of the Issuer, which have not previously been obtained or given by the Issuer.

        (d) Noncontravention. The execution and delivery by the Issuer of the Company Documents to which it is a party, the consummation of the Transaction and the satisfaction of the terms and conditions of the Company Documents do not and will not:

            (i) conflict with or result in any breach or violation of any provision of the Limited Liability Company Agreement of the Issuer or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Issuer or any of its respective material properties, including regulations issued by any administrative agency or other governmental authority having supervisory powers over the Issuer;

            (ii) constitute a default by the Issuer under, result in the acceleration of any obligation under, or breach any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Issuer either is a party or by which any of its properties are or may be bound or affected; or

            (iii) result in or require the creation of any lien upon or in respect of any assets of the Issuer, except as otherwise expressly contemplated by the Company Documents.

        (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Issuer, any properties or rights of the Issuer or any of the Asset Pool pending or threatened, which, in any case, if decided adversely to the Issuer could result in a Material Adverse Change with respect to the Issuer.

        (f) Valid and Binding Obligations. The Company Documents, when executed and delivered by the Issuer, will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, except as such enforceability may be limited by insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. The Notes, when executed, authenticated and delivered in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture.

        (g) Compliance with Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Issuer in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to the Issuer that, if enforced, could result in a Material Adverse Change with respect to the Issuer.

        (h) Accuracy of Information. None of the Documents, as amended, supplemented or superseded, furnished to the Insurer by the Issuer contains any statement of a material fact which was untrue or misleading in any material respect when made or omits to state a material fact necessary to make such information or statements not misleading in any material respect. Since the furnishing of the Documents, there has been no change nor any development or event involving a prospective change known to the Issuer that would render any of the Documents untrue or misleading in any material respect.

        (i) Compliance With Securities Laws. The offer and sale of the Notes comply in all material respects with all requirements of law, including all registration requirements of applicable securities laws. Without limiting the foregoing, the Offering Document does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to the Insurer Information or with respect to the Underwriters' Information. Neither the offer nor sale of the Notes by the Issuer has been or will be in violation of the Securities Act or any other federal or state securities laws. The Indenture is required to be qualified under the Trust Indenture Act. The Issuer is not required to be registered as an "investment company" under the Investment Company Act. The Issuer will satisfy any of the information reporting requirements of the Securities Exchange Act arising out of the Transaction to which it or the trust created under the Indenture are subject.

        (j) Solvency; Fraudulent Conveyance. The Issuer is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Issuer will not be left with an unreasonably small amount of capital with which to engage in its business, and the Issuer does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay as they mature. The Issuer does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Issuer or any of its assets. The Issuer is not pledging the Asset Pool under the Indenture with any intent to hinder, delay or defraud any of the Issuer's creditors.

        (k) Principal Place of Business. The principal place of business of the Issuer is 1738 Bass Road, Macon, Georgia 31210.

        Section 2.08. Affirmative Covenants of the Issuer. The Issuer hereby makes, to and for the benefit of the Insurer, all of the covenants of the Issuer set forth in the Company Documents to which it is a party, including, but not limited to, Section 9 of the Indenture. Such covenants are incorporated herein by this reference, and may not be amended except by an amendment complying with the terms of Section 6.01. In addition, the Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

        (a) Compliance With Agreements and Applicable Laws. The Issuer shall comply with the terms and conditions of and perform its respective obligations under the Company Documents to which it is a party in all cases in which failure to so comply or perform would result in a default thereunder and shall comply with all material requirements of any law, rule or regulation applicable to it.

        (b) Existence. The Issuer and its successors and permitted assigns shall maintain its existence as a limited liability company and shall at all times continue to be duly organized under the laws of the State of Delaware and duly qualified and duly authorized (as described in subsections 2.08(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its Limited Liability Company Agreement.

        (c) Access to Records; Discussions with Officers and Accountants. Upon reasonable prior written notice of the Insurer, at any time and in any event at least annually in each case unless otherwise indicated below, it shall permit the Insurer or its authorized agents:

            (i) to inspect the books and records of the Issuer as they may relate to the Notes, the obligations of the Issuer under the Company Documents and the Transaction, or any other indebtedness of the Issuer;

            (ii) to discuss the affairs, finances and accounts of the Issuer with IOS Capital on behalf of the Issuer; and

            (iii) with the Issuer's consent, which consent shall not be unreasonably withheld or delayed (and which consent shall not be required after the occurrence of a Default or an event which, with or without notice or lapse of time or both would constitute an Event of Default), to discuss the affairs, finances and accounts of the Issuer with the Issuer's independent accountants, provided that an officer of the Issuer and IOS Capital shall have the right to be present during such discussions.

        Such inspections and discussions shall be conducted during normal business hours at the Issuer's reasonable cost and expense prior to a Default or Event of Default, and at its cost and expense from and after the occurrence of a Default or Event of Default and shall not unreasonably disrupt the business of the Issuer. Absent a Default, or an event which, with or without notice or lapse of time or both would constitute an Event of Default, it is the Insurer's intent to conduct such inspections or discussions not more often than annually. If, however, a Default or an event which, with or without notice or lapse of time or both would constitute an Event of Default, has occurred or if the Insurer, in its sole discretion, determines that there has occurred or is reasonably likely to occur a deterioration in the assets or financial condition of IOS Capital or the Issuer, or it determines that it is appropriate to verify information being provided by the Issuer pursuant to the Company Documents, it may increase the frequency of such audits to semi-annual, quarterly, or otherwise as it deems appropriate and the Issuer shall make its premises and books and records available on two (2) Business Day's notice for such purposes. Without limiting the foregoing, upon the occurrence of a Default, or an event which, with or without notice or lapse of time or both would constitute an Event of Default, the Issuer shall make its principal officers available to discuss the Transaction with representatives of the Insurer within two (2) days of receipt by the Issuer of such a request from the Insurer.

        (d) Notice of Material Events. The Issuer shall be obligated promptly to inform the Insurer in writing of the occurrence of any of the following:

            (i) the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Issuer that (A) could reasonably be required to be disclosed to the Commission or (B) would likely result in a Material Adverse Change with respect to the Issuer, or the promulgation of any proceeding or any proposed or final ruling in connection with any such litigation, investigation or proceeding which would likely result in a Material Adverse Change with respect to the Issuer;

            (ii) any change in (A) the location of the principal office of the Issuer, (B) the jurisdiction of the Issuer's organization, or
            (C) the form of the Issuer's organization;

            (iii) the occurrence of any Default, or an event which, with or without notice or lapse of time or both would constitute an Event of Default, or any Material Adverse Change in respect of the Issuer;

            (iv) the commencement of any proceedings by or against the Issuer under any applicable reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Issuer or any of its assets; or

            (v) the receipt of notice that (A) any license, permit, charter, registration or approval used in the conduct of the Issuer's business are to be, or may be suspended or revoked or (B) the Issuer is to cease and desist any practice, procedure or policy employed by the Issuer in the conduct of its business, and such suspension, revocation or cessation is reasonably likely to result in a Material Adverse Change with respect to the Issuer.

        (e) Financing Statements and Further Assurances. The Issuer shall, upon the request of the Insurer, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Company Documents. In addition, the Issuer agrees to cooperate with S&P and Moody's in connection with any review of the Transaction, conducted during normal business hours and in a manner that does not unreasonably disrupt the business of IOS Capital, that may be undertaken by S&P and Moody's after the date hereof upon reasonable notice.

        (f) Maintenance of Licenses. The Issuer shall maintain all licenses, permits, charters and registrations which are material to the conduct of its business.

        (g) Third-Party Beneficiary. The Issuer agrees that the Insurer shall have all rights of a third-party beneficiary in respect of the Indenture.

        (h) Other Information. The Issuer shall provide to the Insurer such other information (including non-financial information) in respect of the Loans, the Transaction and the Basic Documents and such other financial or operating information in respect of the Issuer, in each case, which the Insurer may from time to time reasonably request.

        Section 2.09. Negative Covenants of the Issuer. The Issuer hereby agrees that during the term of this Insurance Agreement, unless the Insurer shall otherwise expressly consent in writing:

        (a) Impairment of Rights. The Issuer shall not take any action, or fail to take any action, if such action or failure to take action may result in a Material Adverse Change specified in clause (ii) of the definition of Material Adverse Change with respect to the Issuer or may interfere with the enforcement of any rights of the Insurer under or with respect to any of the Company Documents. The Issuer shall give the Insurer written notice of any such action or failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act. The Issuer shall furnish to the Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

        (b) Amendments, Etc. The Issuer shall not modify or amend, or consent to any modification or amendment of, any of the terms, provisions or conditions of the Company Documents to which it is a party or its organizational documents without the prior written consent of the Insurer thereto, but excluding any amendment to the Offering Document.

        (c) Limitation on Mergers, Etc. The Issuer shall not consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve.

        (d) Successors. Except as provided in Section 10.02 of the Assignment and Servicing Agreement or Section 8.08 of the Indenture, as applicable, neither the Trustee nor the Issuer shall terminate or designate, or consent to the termination or designation of, any successor Servicer or Trustee without the prior written approval of the Insurer.

                                   ARTICLE III
                           THE POLICIES; REIMBURSEMENT

        Section 3.01. Issuance of the Policies. The Insurer agrees to issue each Policy on the Closing Date subject to satisfaction of the conditions precedent set forth below:

        (a) Payment of Initial Premium and Expenses. The applicable parties shall have been paid by IOS Capital their related fees and expenses payable in accordance with Section 3.02 within 5 Business Days of receipt of the related invoice;

        (b) Company Documents. The Insurer shall have received a copy of each of the Company Documents, in form and substance reasonably satisfactory to the Insurer, duly authorized, executed and delivered by each party thereto;

        (c) Certified Documents and Resolutions. The Insurer shall have received a copy of (i) the limited liability company agreement and certificate of IOS Capital and the limited liability company agreement and certificate of each of Seller and Issuer, and (ii) a certificate of the Secretary or Assistant Secretary of IOS Capital stating that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Managers or sole Manager, Managing Member or a duly authorized committee of IOS Capital, or the Managing Member of the Seller and the Issuer, as the case may be, authorizing the execution, delivery and performance by IOS Capital, the Seller or the Issuer, as the case may be, of the Company Documents to which it is a party and the consummation of the Transaction and that such limited liability company agreements, certificates of formation and resolutions are in full force and effect without amendment or modification on the Closing Date;

        (d) Incumbency Certificate. The Insurer shall have received a certificate of the Secretary or an Assistant Secretary of each of IOS Capital, the Seller and the Issuer certifying the names and signatures of the officers of such entity authorized to execute and deliver the Company Documents to which it is a party;

        (e) Representations and Warranties; Certificate. The representations and warranties of IOS Capital, the Seller and the Issuer set forth or incorporated by reference in this Insurance Agreement shall be true and correct on and as of the Closing Date as if made on the Closing Date, and the Insurer shall have received a certificate of appropriate officers of IOS Capital, the Seller and the Issuer to that effect;

        (f) Credit and Collection Policy. The Insurer shall have received a complete copy of the Credit and Collections Policy then in effect certified by the president or principal financial officer of IOS Capital;

        (g) Opinions of Counsel. The Insurer shall have received all opinions of counsel addressed to any of Moody's, S&P, the Trustee, IOS Capital, the Issuer, the Seller, or the Underwriters in respect of the Transaction, in form and substance reasonably satisfactory to the Insurer, addressed to the Insurer and addressing such matters as the Insurer may reasonably request, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof;

        (h) Approvals, Etc. The Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, including any required approval of the shareholders of IOS Capital, required in connection with the Transaction;

        (i) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court, governmental or administrative agency or arbitrator in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Company Documents or the consummation of the Transaction;

        (j) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the Transaction illegal or otherwise prevent the consummation thereof;

        (k) Satisfaction of Conditions of the Underwriting Agreement. All conditions in the Underwriting Agreement relating to the Underwriters' obligation to purchase the Notes shall have been satisfied, without taking into account any waiver by any Underwriter of any condition unless such waiver has been approved by the Insurer. The Insurer shall have received copies of each of the documents, and shall be entitled to rely on each of the documents, required to be delivered to any Underwriter pursuant to the Underwriting Agreement;

        (l) Issuance of Ratings. The Insurer shall have received confirmation that the risk secured by the Policies constitutes a "BBB" risk by S&P and a "Baa2" risk by Moody's and that the Notes, when issued, will be rated "AAA" by S&P and "Aaa" by Moody's (or A-1+ by S&P and P-1 by Moody's in the case of the Class A-1 Notes);

        (m) No Default. No Default or an event which, with or without notice or lapse of time or both would constitute an Event of Default shall have occurred;

        (n) Additional Items. The Insurer shall have received such other documents, instruments, approvals or opinions in form and substance reasonably satisfactory to the Insurer as shall be reasonably requested by the Insurer as may be reasonably necessary to effect the Transaction, including evidence reasonably satisfactory to the Insurer that the conditions precedent, if any, in the Company Documents have been satisfied; and

        (o) Satisfactory Documentation. The Insurer and its counsel shall have determined that all documents, Notes and opinions to be delivered in connection with the Notes and the Swap Documents conform to the terms of the Indenture, the Registration Statement, the Offering Document, the Swap Documents and this Insurance Agreement.

        Section 3.02.   Payment of Fees and Premium.

        (a) Legal and Accounting Fees. IOS Capital shall pay or cause to be paid, within 5 Business Days of receipt of the related invoice, reasonable legal fees, auditors' fees and other reasonable expenses in connection with the provision of information or any consent in connection with any Offering Document and disbursements incurred by the Insurer in connection with the issuance of the Policies. Any reasonable additional fees of the Insurer's counsel or auditors or other reasonable expenses payable in respect of any amendment or supplement to any Offering Document, or in respect of the issuance of any additional indebtedness by the Issuer, incurred after the Closing Date shall be paid by IOS Capital on demand.

        (b) Rating Agency Fees. IOS Capital shall promptly pay the initial fees of S&P and Moody's with respect to the Notes and the transactions contemplated hereby following receipt of a statement with respect thereto. IOS Capital shall pay any subsequent fees of S&P or Moody's with respect to, and directly allocable to, the Notes to the extent that such fees and expenses result from actions of S&P or Moody's that are requested by IOS Capital, including the issuance of any additional indebtedness by the Issuer. The Insurer shall not be responsible for any fees or expenses of S&P or Moody's. The fees for any other rating agency shall be paid by the party requesting such other agency's rating.

        (c) Premium.

            (i) In consideration of the issuance by the Insurer of the Policies, the Insurer shall be entitled to receive the Premium as and when due in accordance with and from the funds specified by
            Section 3.03 of the Indenture.

            (ii) The Premium paid under the Indenture shall be nonrefundable without regard to whether any Notice for Payment is delivered to the Insurer requiring the Insurer to make any payment under either Policy or any other circumstances relating to the Notes or the Swap Documents or provision being made for payment of the Notes prior to maturity.

        Section 3.03.   Reimbursement Obligation.

        (a) As and when due, from, and only from, the funds specified in Section
3.03 or Article VII of the Indenture, the Insurer shall be entitled to reimbursement for any payment made by the Insurer under either Policy, plus the amount of any other due and payable and unpaid Reimbursement Amount, which reimbursement shall be due and payable on the date that any amount is paid thereunder, in an amount equal to the amount so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

        (b) IOS Capital agrees to pay to the Insurer, within five (5) Business Days of receipt of an invoice, as follows: any and all charges, fees, costs and expenses that the Insurer may reasonably pay or incur, including reasonable attorneys' and accountants' fees and expenses, in connection with (i) the administration, enforcement, defense or preservation of any rights in respect of any of the Company Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Company Documents, any party to any of the Company Documents (in its capacity as such a party) or the Transaction, including without limitation the reasonable costs and fees and, after the occurrence of a Default or Event of Default, all costs and expenses, of inspections by the Insurer or audits or field examinations by accountants, or (ii) any amendment, waiver or other action with respect to, or related to, any Company Document (including, but not limited to, any action in connection with the issuance of additional indebtedness by the Issuer), whether or not executed or completed.

        (c) Each of IOS Capital, the Issuer and the Seller agrees to pay to the Insurer, within five (5) Business Days of receipt of an invoice, as follows: interest on any and all amounts described in subclause (b) of this Section 3.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 3.02(a) from the date due until payment thereof in full and interest on any and all amounts described in
Section 3.04 from the date due until payment thereof in full, in each case, payable to the Insurer at the Late Payment Rate.

        Section 3.04.   Indemnification.

        (a) In addition to any and all of the Insurer's rights of reimbursement, indemnification, subrogation and to any other rights of the Insurer pursuant hereto or under law or in equity, IOS Capital agrees to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Company Documents by reason of:

            (i) any omission or action (other than of or by the Insurer (including any Insurer Information, as defined below) or the Underwriters) by IOS Capital in connection with the offering, issuance, sale or delivery of any of the Notes;

            (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of IOS Capital in connection with any Transaction arising from or relating to the Company Documents;

            (iii) the violation by IOS Capital of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to it;

            (iv) the breach by IOS Capital of any representation, warranty or covenant under any of the Company Documents (without giving effect to any materiality qualifier or limitation therein) or the occurrence, in respect of IOS Capital, under any of the Company Documents of any Event of Servicing Termination or any event which, with the giving of notice or the lapse of time or both, would constitute any Event of Servicing Termination (exclusive of clause
            (c) of Section 5.01 hereof); or

            (v) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or omission in the Underwriters' Information or information furnished by the Insurer in writing expressly for use therein (all such information so furnished by the Insurer being referred to herein as "Insurer Information"), it being understood that, in respect of the Offering Document, the Insurer Information is limited to the information with respect to the Insurer included under the subheading "THE INSURER" under the heading "THE INSURER AND THE POLICY."

        (b) The Insurer agrees to pay, and to protect, indemnify and save harmless, IOS Capital and its respective officers, directors, shareholders, employees, agents and each Person, if any, who controls IOS Capital within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities

Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or by reason of any untrue statement or alleged untrue statement of a material fact contained in the Insurer Information in any Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or a breach of any of the representations and warranties of the Insurer contained in Section 2.04.

        (c) In addition to any and all of the Insurer's rights of reimbursement, indemnification or subrogation, and to any other rights of the Insurer pursuant hereto or under law or in equity, each of the Seller and the Issuer, jointly and severally, agree to pay, and to protect, indemnify and save harmless, the Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Company Documents, including, without limitation, by reason of:

            (i) any omission or action (other than of or by the Insurer (including any Insurer Information, as defined below) or the Underwriters) by the Seller or the Issuer in connection with the offering, issuance, sale or delivery of any of the Notes;

            (ii) the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Seller or the Issuer in connection with any Transaction arising from or relating to the Company Documents;

            (iii) the violation by the Seller or the Issuer of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to it;

            (iv) the breach by the Seller or the Issuer of any representation, warranty or covenant under any of the Company Documents (without giving effect to any materiality qualifier or limitation therein) or the occurrence, in respect of the Seller or the Issuer, under any of the Company Documents of any Event of Servicing Termination or any event which, with the giving of notice or the lapse of time or both, would constitute any Event of Servicing Termination (exclusive of clause (c) of Section 5.01 hereof); or

            (v) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document or the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or omission in the Underwriters' Information or Insurer Information, it being understood that, in respect of the Offering Document, the Insurer Information is limited to the information with respect to the Insurer included under the subheading "THE INSURER" under the heading "THE INSURER AND THE POLICY."

        (d) If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which the indemnity provided in Section 3.04(a), (b) or (c) may be sought from another Person (the "Indemnifying Party") hereunder, each such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to the Indemnified Party and the payment of all expenses; provided that failure to notify the Indemnifying Party shall not relieve it from any liability it may have to such Indemnified Party except to the extent that it shall be actually prejudiced thereby. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding within a reasonable time after the commencement of such action or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection
(d), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

        (e) To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), each Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand. The relative fault of each Indemnifying Party, on the one hand, and each Indemnified Party, on the other, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any of its representations and warranties set forth are within the control of, the Indemnifying Party or the Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such breach.

        No Person guilty of fraudulent misrepresentation (within the meaning of Section (11)(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        Section 3.05. Payment Procedure. In the event of any payment to the Insurer, the Trustee and IOS Capital agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability, if any, described in Section 3.03 therefor to the Insurer. All payments to be made to the Insurer under this Insurance Agreement shall be made to the Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Insurer as specified in the Indenture on the date when due or as the Insurer shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Insurer or the expiration of any time period hereunder occurs on a day that is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.

        Section 3.06. Subrogation. The parties hereto acknowledge that, to the extent of any payment made by the Insurer pursuant to the Note Policy or otherwise, the Insurer shall be fully subrogated to the extent of such payment and any interest due thereon, to the rights of the Noteholders to any moneys paid or payable in respect of the Notes under the Company Documents or otherwise subject to applicable law and to the extent of any payment made by the Insurer on the Swap Documents, the Insurer shall be fully subrogated to the extent of such payment and any interest due thereon, to the rights of the Issuer to any moneys paid or payable in respect of the Swap Documents or otherwise subject to applicable law. The parties hereto agree to such subrogation and further agree to execute such instruments and to take such actions as, in the reasonable judgment of the Insurer, are necessary to evidence such subrogation and to perfect the rights of the Insurer to receive any such moneys paid or payable in respect of the Notes or Swap Documents under the Company Documents or otherwise.

                                   ARTICLE IV
                               FURTHER AGREEMENTS

        Section 4.01. Effective Date; Term of the Insurance Agreement. This Insurance Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Insurer is no longer subject to a claim under either Policy and the Policies shall have been surrendered to the Insurer for cancellation and (b) all amounts payable to the Insurer by IOS Capital and the Issuer hereunder or from any other source hereunder or under the Company Documents and all amounts payable under the Notes have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03 and 3.04 hereof shall survive any termination of this Insurance Agreement.

        Section 4.02.   Further Assurances and Corrective Instruments.

        (a) Except at such times as an Insurer Default (as defined in the Indenture) shall exist or shall have occurred, neither IOS Capital nor the Trustee shall grant any waiver of rights under any of the Company Documents to which any of them is a party without the prior written consent of the Insurer, which shall not be unreasonably withheld, conditioned or delayed and any such waiver without prior written consent of the Insurer shall be null and void and of no force or effect.

        (b) To the extent permitted by law, IOS Capital agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Insurer may reasonably request and as may be required in the Insurer's reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement. Without limiting the foregoing, each of the Company Parties which is a party to any of the Company Documents hereby authorizes the Trustee and the Insurer (in the case of the Trustee, subject to the provisions of the Indenture), at the expense of the Issuer, to execute and file financing statements covering the assets covered by any assignment pursuant to the Company Documents or owned by the Issuer in such jurisdictions as may be required to confirm title thereto and perfect and maintain the lien thereon, including, without limitation, filings required to maintain perfection pursuant to Article 9 of the Uniform Commercial Code. In addition, each of the parties hereto agrees to cooperate with the applicable rating agencies in connection with any review of the Transaction conducted during normal business hours and in a manner that does not unreasonably disrupt the business of IOS Capital, the Seller or the Issuer, that may be undertaken by such rating agencies after the date hereof upon prior written notice.

        (c) IOS Capital will not cause or permit (i) the Seller to assign or transfer any of its assets to any party, other than the transfers to the Issuer in connection with the Transaction, or in connection with the issuance of additional indebtedness by the Issuer permitted by the Indenture, or to issue any notes or other evidences of indebtedness, or to otherwise incur any indebtedness, or (ii) the Seller or the Issuer to issue any notes or other evidences of indebtedness, or to otherwise incur any indebtedness, other than the indebtedness represented by the Notes, and the Issuer agrees that it will not issue any notes or other evidences of indebtedness, or otherwise incur any indebtedness, other than the indebtedness represented by the Notes, in any such case, unless (1) the issuance or incurrence of such indebtedness is expressly permitted by the Indenture, (2) there shall be a true sale and substantive consolidation opinion and Delaware law opinions issued with respect to the transactions in connection with and including the issuance of such additional indebtedness, which opinions shall be reasonably acceptable to the Insurer and on which the Insurer shall be entitled to rely.

        Section 4.03.   Obligations Absolute.

        (a) The obligations of IOS Capital, the Seller and the Issuer (each, a "Company Party") hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

            (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver, with respect to any of the Company Documents or the Notes;

            (ii)    any exchange or release of any other obligations hereunder;

            (iii) the existence of any claim, setoff, defense, reduction, abatement or other right that a Company Party which is a party to any of the Company Documents may have at any time against the Insurer or any other Person;

            (iv) any document presented in connection with either Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) any payment by the Insurer under either Policy against presentation of a certificate or other document that does not strictly comply with the terms of such Policy;

            (vi) any failure of a Company Party which is a party to any of the Company Documents to receive the proceeds from the sale of the Notes; and

            (vii) any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, a Company Party which is a party to any of the Company Documents in respect of any Company Document.

        (b) IOS Capital, the Seller and the Issuer and any and all others who are now or may become liable for all or any part of the obligations of IOS Capital, the Seller and the Issuer under this Insurance Agreement (including any successor to IOS Capital as Servicer) agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Company Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Company Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Company Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to IOS Capital; (v) agree that their liabilities hereunder shall, except as otherwise expressly provided in this
Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Persons for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

        (c) Nothing herein shall be construed as prohibiting IOS Capital or the Trustee from pursuing any rights or remedies it may have against any Person in a separate legal proceeding.

        Section 4.04.   Assignments; Reinsurance; Third-Party Rights.

        (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of IOS Capital, the Seller or the Issuer may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Insurer. Any assignments made in violation of this Insurance Agreement shall be null and void.

        (b) The Insurer shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Policies upon such terms and conditions as the Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Insurer of any of its obligations hereunder or under either Policy and provided further that any reinsurer or participant will not have any rights against IOS Capital, the Noteholders or the Trustee and that IOS Capital, the Noteholders and the Trustee shall have no obligation to have any communication or relationship with any reinsurer or participant in order to enforce the obligations of the Insurer hereunder and under the Policies.

        (c) In addition, the Insurer shall be entitled to assign or pledge to any bank, other lender or reinsurer providing liquidity or credit with respect to Transaction or the obligations of the Insurer in connection therewith, any rights of the Insurer under the Company Documents or with respect to any real or personal property or other interests pledged to the Insurer or in which the Insurer has a security interest, in connection with the Transaction, subject in each case to the liens granted pursuant to the Company Documents, provided, that no such bank or other lender shall thereby obtain any direct right against Company Parties, the Noteholders or the Trustee, and further provided, that no such assignment or pledge shall give any assignee the right to exercise any discretionary authority that the Company Documents provide shall be exercisable by the Insurer or relieve the Insurer of any of its obligations hereunder or under the Policy.

        (d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Holder, other than the Insurer against the Company Parties or the Company Parties against the Insurer and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Trustee nor any Holder shall have any right to payment from any Premiums paid or payable hereunder or under the Indenture or from any amounts paid by IOS Capital pursuant to Sections 3.02 or 3.03 hereof.

        Section 4.05. Liability of the Insurer. Neither the Insurer nor any of its officers, directors or employees shall be liable or responsible for: (a) the use that may be made of the Policies by the Trustee or for any acts or omissions of the Trustee in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Insurer in connection with any claim under either Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Insurer shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

        Section 4.06. Annual Servicing Audit and Certification. The annual servicing audit required pursuant to Section 6.02 of the Servicing Agreement shall be performed by an independent third party acceptable to the Insurer. Any one of the four major nationally recognized firms of independent public accountants is deemed to be acceptable.

                                    ARTICLE V
                              DEFAULTS AND REMEDIES

        Section 5.01. Defaults. The occurrence of any of the following events shall constitute an Event of Servicing Termination hereunder:

        (a) Any representation or warranty made by IOS Capital, the Seller or the Issuer hereunder or under the Company Documents, or in any certificate furnished hereunder or under the Company Documents, shall prove to be untrue or incomplete in any material respect; provided, however, that if IOS Capital, the Seller or the Issuer effectively cures any such defects in any representation or warranty under any Company Document or certificate or report furnished under any Company Document, within the time period specified in the related document as the cure period therefor, such defect shall not in and of itself constitute an Event of Servicing Termination;

        (b) (i) IOS Capital shall fail to pay or deposit when due any amount required to be paid or deposited by it under any Company Document unless such amounts are paid in full within the cure period therefor, respectively, hereunder or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that this Insurance Agreement or the Indenture is not valid and binding on IOS Capital, the Seller or the Issuer;

        (c) The occurrence and continuance of a Servicer Event of Default under the Assignment and Servicing Agreement;

        (d) Any failure on the part of IOS Capital, the Seller or the Issuer duly to observe or perform in any material respect any other of the covenants or agreements on the part of IOS Capital, the Seller or the Issuer contained in this Insurance Agreement or in any other Company Document which continues unremedied beyond any cure period provided therein, or, in the case of this Insurance Agreement, for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to IOS Capital by the Insurer (with a copy to the Trustee) or by the Trustee (with a copy to the Insurer); provided, that if such failure shall be of a nature that it cannot be cured within 30 days, such failure shall not constitute an Event of Servicing Termination hereunder, if within such 30-day period IOS Capital, the Seller or the Issuer, as the case may be, shall have given written notice to the Insurer and the Trustee of corrective action it proposes to take and the date by which such corrective action shall be completed and such default cured, which corrective action and time period are agreed in writing by the Insurer to be satisfactory, and IOS Capital, the Seller or the Issuer shall thereafter pursue such corrective action diligently until such default is cured;

        (e) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against IOS Capital, the Seller or the Issuer;

        (f) IOS Capital, the Seller or the Issuer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any involuntary bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to IOS Capital, the Seller or the Issuer or of or relating to all or substantially all of their respective property, or any such involuntary proceeding shall have been commenced against IOS Capital, the Seller or the Issuer and such proceeding shall not have been withdrawn or dismissed within 30 Business Days; or

        (g) IOS Capital, the Seller or the Issuer shall admit in writing its inability to pay their debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

        Section 5.02.   Remedies; No Remedy Exclusive.

        (a) Upon the occurrence of an Event of Servicing Termination, the Insurer may take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts, if any, then due under this Insurance Agreement, the Assignment and Servicing Agreement or the Indenture or to enforce performance and observance of any obligation, agreement or covenant of IOS Capital, the Seller or the Issuer under this Insurance Agreement, the Assignment and Servicing Agreement or the Indenture. In addition, so long as IOS Capital is the Servicer, if the senior long-term debt-rating assigned by Moody's or S&P to IOS Capital is Ba2 or below or BB or below, respectively, then the Insurer may take any action to replace IOS Capital as Servicer, as provided in
Section 10.02 of the Assignment and Servicing Agreement.

        (b) Unless otherwise expressly provided, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance Agreement, the Assignment and Servicing Agreement the Indenture or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Insurance Agreement, the Assignment and Servicing Agreement or the Indenture upon the happening of any event set forth in Section 5.01 shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Insurer to exercise any remedy reserved to the Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.

        Section 5.03.   Waivers.

        (a) No failure by the Insurer to exercise, and no delay by the Insurer in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

        (b) The Insurer shall have the right, to be exercised in its complete discretion, to waive any Event of Servicing Termination hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Insurer and delivered to IOS Capital and the Trustee. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Servicing Termination so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

                                   ARTICLE VI
                                  MISCELLANEOUS

        Section 6.01. Amendments, Etc. This Insurance Agreement may be amended, modified, supplemented or terminated only by written instrument or written instruments signed by the parties hereto. No consent of any re-insurer or participant contracted with by the Insurer pursuant to Section 4.04(b) hereof shall be required for any amendment, modification, supplement or termination hereof. IOS Capital agrees to provide a copy of any amendment to this Insurance Agreement promptly to the Trustee and the rating agencies maintaining a rating on any of the Notes at the request of IOS Capital. The Insurer agrees to provide reasonable notice to the rating agencies maintaining a rating on any of the Notes with respect to any proposed amendment. No act or course of dealing shall be deemed to constitute an amendment, modification, supplement or termination hereof. The other Company Documents may be amended only with the prior written consent of the Insurer, and without such consent any such amendment is null and void.

        Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered and telecopied to the recipient as follows:

        (a) To the Insurer:

                Ambac Assurance Corporation
                One State Street Plaza
                New York, New York 10004
                Attention: Structured Finance Department - ABS
                Telecopy No.: 212-208-3547
                Confirmation: 212-668-0340

                (in each case in which notice or other communication to the Insurer refers to an Event of Servicing Termination, a claim on either Policy or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of each of the Insurer and the Trustee and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

        (b) To IOS Capital:

                IOS Capital, LLC
                1738 Bass Road
                P.O. Box 9115
                Macon, Georgia 31210

                Attention:    Harry G. Kozee
                              Vice President - Finance,
                              with a copy to the General Counsel

                Facsimile:    (912) 471-2375

                with a copy to:

                IOS Capital, LLC
                70 Valley Stream Road
                Malvern, PA  19355

                Attention:    Chief Counsel of Leasing
                Facsimile:    (610) 408-7264

        (c) To the Issuer:

                IKON Receivables Funding, LLC
                1738 Bass Road
                P.O. Box 9115
                Macon, Georgia 31210

                Attention:    Harry G. Kozee
                Facsimile:    (912) 471-2375

                with a copy to:

                IOS Capital, LLC
                70 Valley Stream Road
                Malvern, PA  19355

                Attention:    Chief Counsel of Leasing
                Facsimile:    (610) 408-7264

        (d) To the Seller:

                IKON Receivables-2, LLC
                1738 Bass Road
                P.O. Box 9115
                Macon, Georgia 31210

                Attention:    Harry G. Kozee
                Facsimile:    (912) 471-2375
                with a copy to:

                IOS Capital, LLC
                70 Valley Stream Road
                Malvern, PA  19355

                Attention:    Chief Counsel of Leasing
                Facsimile:    (610) 408-7264

        (e) To the Trustee:

                BNY Midwest Trust Company
                2 North LaSalle Street
                Suite 1020
                Chicago, IL  60602

                Attention:    Structured Financial Services
                Facsimile:    (312) 827-8562

        A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

        Section 6.03. Severability. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

        Section 6.04. Governing Law. This Insurance Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws provisions.

        Section 6.05.   Consent to Jurisdiction.

        (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Company Documents or the Transaction or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final unappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

        (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

        (c) Service on IOS Capital, the Seller or the Issuer may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to the Servicer at the related addresses listed in Section 6.02(b) and (c) herein. Such address may be changed by the applicable party or parties, with the prior written consent of the Insurer, by written notice to the other parties hereto.

        (d) Nothing contained in this Insurance Agreement shall limit or affect any party's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Company Documents against any other party or its properties in the courts of any jurisdiction.

        Section 6.06. Consent of the Insurer. In the event that the consent of the Insurer is required under any of the Company Documents, the determination whether to grant or withhold such consent shall be made by the Insurer in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

        Section 6.07. Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

        Section 6.08. Headings. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation.

        Section 6.09. Trial by Jury Waived. Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Company Documents or any of the transactions contemplated thereunder. Each party hereto (A) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it has been induced to enter into the Company Documents to which it is a party by, among other things, this waiver.

        Section 6.10. Limited Liability. No recourse under any Company Document or the Underwriting Agreement shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Company Documents or the Underwriting Agreement, the Notes or the Policies, it being expressly agreed and understood that each Company Document or the Underwriting Agreement is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party hereto of any obligations under any Company Document or the Underwriting Agreement is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

        Section 6.11. Entire Agreement. This Insurance Agreement and the Policies set forth the entire agreement between the parties with respect to the subject matter hereof and thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter. Execution and delivery of this Insurance Agreement by facsimile signature shall constitute execution and delivery of this Insurance

Agreement for all purposes hereof with the same force and effect as execution and delivery of a manually signed copy hereof.

        Section 6.12. Trustee. The Trustee hereby acknowledges and agrees to perform all its obligations and duties pursuant to the Company Documents to which it is a party thereto.

        Section 6.13.   Third-Party Beneficiary.

        Each of the parties hereto agrees that the Insurer shall have all rights of an intended third-party beneficiary in respect of each of the Company Documents, including but not limited to enforcing the respective obligations of the parties thereunder.

        Section 6.14.   No Proceedings.

        Each of the parties hereto (other than, after the Notes are paid in full, the Insurer) agrees that it will not institute against the Issuer or the Seller any involuntary proceeding or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law until the date which is one year and one day since the last day on which any Notes shall have been outstanding and all amounts payable to the Insurer hereunder shall have been paid in full.

        Section 6.15.   Limited Recourse.

        Each of the parties hereto agrees that any obligation of the Issuer hereunder or under any of the other Company Documents will be payable by the Issuer solely from funds when, if and to the extent available for such purpose pursuant to the Indenture and that, except in the event of a claim for reimbursement for payment of principal or other amounts paid under the Policies or otherwise by the Insurer in respect of principal or interest under the Notes, or in the event of acceleration of the principal amount of the Notes, any amount in excess of the amount so available shall not constitute a current claim against the Issuer therefor.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

                                         Ambac Assurance Corporation,
                                           as Insurer

                                         By: /s/ Gretchen E. Brigden
                                             ------------------------------
                                             Name: Gretchen E.Brigden
                                             Title: First Vice President

                                         IOS Capital, LLC,
                                           as Originator and as Servicer

                                         By: /s/ Kathleen M. Burns
                                             ------------------------------
                                             Name:
                                             Title:

                                         IKON Receivables Funding, LLC,
                                           as Issuer

                                         By: IKON Receivables Funding, Inc.

                                             By: /s/ Kathleen M. Burns
                                                 --------------------------
                                             Name:
                                             Title:

                                         IKON Receivables-2, LLC,

                                         By: IKON Receivables Funding, Inc.

                                             By: /s/ Kathleen M. Burns
                                                 --------------------------
                                             Name:
                                             Title:

                                         BNY Midwest Trust Company, not
                                             in its individual capacity,
                                             but solely as Trustee

                                         By: /s/ Eric A. Lindahl
                                             ------------------------------
                                             Name:  Eric A. Lindahl
                                             Title: Vice President